EXHIBIT 10.1
FIRST AMENDMENT

TO

TERM LOAN AGREEMENT

FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of September 10, 2013, by and between VIGGLE INC., a Delaware corporation (“Borrower”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, and its successors and assigns (“Lender”).

RECITALS:

WHEREAS, Borrower and Lender have entered into that certain Term Loan Agreement, dated as of March 11, 2013 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”; except as otherwise herein expressly provided, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement), pursuant to which Lender provides Borrower with certain financial accommodations;

WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement including extending the Maturity Date from September 10, 2013 to December 16, 2013; and

WHEREAS, Lender has agreed to such amendments on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.   Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 2 below, Borrower and Lender hereby agree to amend the Loan Agreement as follows:

(a)   The following definition is hereby inserted in Section 1.1 of the Loan Agreement in its appropriate alphabetical order:

“Permitted Noteholders” means, collectively, each Person to whom Sillerman II assigns a portion of the Indebtedness under the Sillerman II Note.

(b)   The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to provide as follows:

“Maturity Date” means the earlier to occur of (i) December 16, 2013 or (ii) the date upon which Lender declares the Obligations due and payable after the occurrence and during the continuance of an Event of Default.

“Sillerman II Note” means that certain Amended and Restated Line of Credit Grid Note dated as of the date hereof made by Borrower in favor of Sillerman II and the Permitted Noteholders (as partial assignees of Sillerman II) in the original principal amount of $25,000,000, as may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Subordination Agreements” means, collectively, (a) the Subordination Agreement dated as of the date hereof by and among Lender, Sillerman, Sillerman II and Robert F.X. Sillerman in his individual capacity and as collateral agent for certain Subordinated Creditors and (b) any other subordination agreement delivered and executed by any other Person (including, without limitation, a Permitted Noteholder) in favor of Lender, as each may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

(c)   Subsection (c) in the definition of “Permitted Indebtedness” is hereby amended and restated in its entirety to provide as follows:

“(c) the Indebtedness of Borrower due and owing to Sillerman II and the Permitted Noteholders (as partial assignees of Sillerman II) under the Sillerman II Note solely to the extent (i) the outstanding principal amount of such Indebtedness, when added together with the outstanding principal amount of the Loans, does not exceed $25,000,000 and (ii) each Permitted Noteholder executes a Subordination Agreement in favor of Lender substantially in the form of Exhibit 1.1 attached hereto; and”

(d)   Subsection (iv) in the definition of “Permitted Liens” is hereby amended and restated in its entirety to provide as follows:

“(iv) Liens in favor of the Collateral Agent pursuant to that certain Security Agreement dated as of the date hereof made by Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of Sillerman II and the Permitted Noteholders (as partial assignees of Sillerman II); and”

(e)   Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“5.3   Restricted Payments.  Borrower shall not, nor shall it permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, or purchase, redeem or otherwise acquire for value any of its Equity Interests, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, except that (a) Subsidiaries may make Distributions to Borrower and (b) Borrower may exchange any of its issued and outstanding Equity Interests for Subordinated Notes or other Equity Interests.”

Section 2.   Conditions Precedent.  This Amendment shall be subject to the satisfaction of the following conditions:

(a)   the parties hereto have executed counterparts of this Amendment;

(b)   Lender receives a certificate of a Responsible Officer of Borrower satisfactory to it, evidencing (i) that this Amendment and the transactions contemplated herein, have been duly authorized and executed by all appropriate actions on the part of Borrower and (ii) the incumbency and signatures of the officers of Borrower and the organizational documents of Borrower, which may include confirmation that the organizational documents and other information certified in the Responsible Officer’s certificate of Borrower delivered to Lender on the Closing Date remains unchanged and in full force and effect, except with respect to any changes as described therein; and

(c)   Borrower shall have paid all fees and expenses, as such are due and payable under Section 6 hereof.

Section 3.   References.  At all times following the effectiveness of this Amendment, each reference (a) to “this Agreement” throughout the Loan Agreement, and (b) to “the Loan Agreement” throughout the other Loan Documents, shall be deemed amended to refer to the Loan Agreement as amended hereby, and as the same may be further modified, amended, consolidated, increased, renewed, supplemented and/or extended from time to time.

Section 4.   Representations and Warranties.  Borrower hereby represents and warrants to Lender as follows:

(a)   Representations.  Each of the representations and warranties of Borrower contained or incorporated in the Loan Agreement, as amended by this Amendment, or any other Loan Document to which Borrower is a party, is true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date).

(b)   No Default.  No Event of Default has occurred and is continuing.

(c)   Power and Authority; Enforceability.  Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment; this Amendment has been duly authorized by all necessary corporate action on the part of Borrower; and this Amendment has been duly and validly executed and delivered by Borrower, and constitutes Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with its terms, subject only to Debtor Relief Laws and general principles of equity.

(d)   No Counterclaims, etc.  Borrower has no counterclaims, offsets, defenses or rights of recoupment of any kind against Lender, or any of its Affiliates, under the Loan Agreement or any other Loan Document to which Borrower is a party, or any other related instrument or evidence of indebtedness.

Section 5.   Ratification.  Except as modified herein, the provisions of the Loan Agreement and each of the other Loan Documents are reaffirmed, ratified and confirmed in their entirety by Borrower and shall remain unchanged and in full force and effect, and this Amendment shall not constitute a novation, extinguishment or substitution of the Obligations.

Section 6.   Fees and Expenses.  In accordance with Section 8.4 of the Loan Agreement, Borrower agrees to pay Lender all Attorney Costs incurred by Lender in connection with preparing, executing, delivering and administering this Amendment.

Section 7.   Miscellaneous.

(a)   Governing Law; Submission to Jurisdiction.  This Amendment is governed by and shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law); Borrower further agrees to submit to the jurisdiction of New York State or federal courts as provided in the Loan Agreement.

(b)   Agreements, Etc.  The terms of this Amendment may be waived, modified and amended only by an instrument in writing duly executed by Borrower and Lender.  Any such waiver, modification or amendment shall be binding upon Borrower and Lender and each of their respective successors and permitted assigns.

(c)   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Borrower and Lender.

(d)   Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

(e)   Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart to this Amendment by facsimile or electronic PDF copy shall be as effective as delivery of a manually executed counterpart of this Amendment.

(f)   Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected thereby, unless such continued effectiveness of this Amendment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

VIGGLE INC.

By:	/s/ John Small
Name: John C. Small
Title: Chief Financial Officer

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Corey Kozak
Name: Corey Kozak
Title: Vice President

By:	/s/ Brian D. Burckhard
Name: Brian D. Burckhard
Title: Director

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the Obligations (as defined in the Guaranty referenced below) of Viggle Inc., a Delaware corporation (“Borrower”), under the Loan Agreement (as defined in the foregoing Amendment) and the other Loan Documents (as defined in the Loan Agreement) pursuant to his Springing Unconditional Guaranty dated as of March 11, 2013 in favor of Deutsche Bank Trust Company Americas (“Lender”) (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby (a) acknowledges receipt of the foregoing Amendment; (b) consents to the terms and execution thereof; (c) reaffirms his obligations to Lender pursuant to the terms of the Guaranty after giving effect to the terms of the Amendment; and (d) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement, any other Loan Document or any of the obligations of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for the Obligations.

IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment and Agreement of Guarantor to be duly executed as of September 10, 2013.

By:	/s/ Robert F.X. Sillerman
ROBERT F.X. SILLERMAN

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

Reference is made to the Subordination Agreement dated as of March 11, 2013 (the “Subordination Agreement”) by and among Sillerman Investment Company LLC, Sillerman Investment Company II LLC and Robert F.X. Sillerman (each a “Subordinated Creditor”), Viggle Inc. (“Borrower”), and Deutsche Bank Trust Company Americas (“Senior Lender”).  Capitalized terms not defined herein shall have the meanings given to them in the Subordination Agreement.

Each Subordinated Creditor hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) ratifies and confirms that all of the terms and conditions, representations and covenants set forth in the Subordination Agreement remain in full force and effect after giving effect to the terms of the foregoing Amendment including without limitation, the prohibition on such Subordinated Creditor’s right to receive any payment or distribution with respect to the Subordinated Indebtedness until the Obligations are indefeasibly paid in full in cash and the Loan Documents have been irrevocably terminated; and (iv) acknowledges that Senior Lender may amend, restate, extend, renew or otherwise modify any of the Loan Documents or any of the obligations of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any Subordinated Creditor and without impairing the obligations of any Subordinated Creditor under the Subordination Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment and Agreement of Subordinated Creditors to be duly executed as of September 10, 2013.

SILLERMAN INVESTMENT COMPANY LLC

By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Manager

SILLERMAN INVESTMENT COMPANY II LLC

By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Manager

By:	/s/ Robert F.X. Sillerman
ROBERT F.X. SILLERMAN